EXHIBIT 99.1
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          MM2 GROUP REPORTS RECORD SALES FOR YEAR ENDING JUNE 30, 2008

                     COMPANY REPORTS NET INCOME OF $108,538

LIVINGSTON, NJ, OCTOBER 15, 2008 - MM2 Group, Inc. (OTC Bulletin Board: MMGP) reported on October 14,, 2008, in a Form 10-KSB filing with the Securities and Exchange Commission, sales of $2,680,758 for the year ending June 30, 2008. In the same time period last year, the Company reported sales of $1,493,174.

Net Income for the twelve months ended June 30, 2008 and 2007 were $108,538 and a loss $5,287,342, respectively.

The increase in sales in 2008 was derived from the sales of nutritional supplements by Genotec Nutritionals, Inc., the Company's wholly-owned subsidiary.

Total other (income) expense for the three months ended June 30, 2008 was an income of $906,832. This total was comprised of a gain on revaluation of derivatives of $2,598,105, offset by amortization of the discount on debt conversion of $893,378, liquidated damages of $437,997, interest expense of $185,806 and beneficial interest expense of $254,174. Loss from operations for the twelve months ended June 30, 2008 equaled $798,294 versus a loss of $1,341,674 in the same period last year.

This financial performance is a record in the history of the MM2 Group.

Mark Meller, CEO of MM2 Group, commented, "We are proud to report these results for fiscal 2008. We look forward to continuing to deliver superior results in the coming fiscal year. Shareholders should read the complete details of our third quarter results in the Company's recently filed Form 10-KSB."

About MM2 Group, Inc.
MM2 Group is involved in the acquisition and build-out of dietary supplement and nutraceutical companies. The Company's growth strategy is to acquire firms in this extensive and expanding but highly fragmented segment as it seeks to create substantial value for shareholders. For more information, contact MM2 Group CEO Mark Meller at (732) 290-0019 or by e-mail at meller@mm2group.net or Jerry Mahoney at jerrym@mm2group.net.

THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, REGARDING AMONG OTHER THINGS OUR PLANS, STRATEGIES AND PROSPECTS -- BOTH BUSINESS AND FINANCIAL. ALTHOUGH WE BELIEVE THAT OUR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN OR SUGGESTED BY THESE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT ASSURE YOU THAT WE WILL ACHIEVE OR REALIZE THESE PLANS, INTENTIONS OR EXPECTATIONS. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS. MANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "WILL," "MAY," "INTEND," "ESTIMATED," AND "POTENTIAL," AMONG OTHERS. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS WE MAKE IN THIS NEWS RELEASE INCLUDE MARKET CONDITIONS AND THOSE SET FORTH IN REPORTS OR DOCUMENTS THAT WE FILE FROM TIME TO TIME WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO MM2 GROUP, INC. OR A PERSON ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THIS CAUTIONARY LANGUAGE.